UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) November 1, 2006

WILLBROS GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Republic of Panama

(State or Other Jurisdiction of Incorporation)

1-11953	98-0160660
(Commission File Number)	(IRS Employer Identification No.)

Plaza 2000 Building, 50th Street, 8th Floor, P.O. Box 0816-01098, Panama, Republic of Panama

(Address of Principal Executive Offices) (Zip Code)

+50-7-213-0947

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On November 1, 2006, Willbros USA, Inc. (“WUSA”), an indirect wholly owned subsidiary of the Registrant, entered into an Employment Agreement (the “Agreement”) with John “Jay” T. Dalton, Senior Vice President and General Counsel of WUSA and the Registrant.

The term of the Agreement is five years, commencing on November 1, 2006, and ending on October 31, 2011 (the “Employment Period”). During the Employment Period, Mr. Dalton will earn a base salary of $375,000 per year. Mr. Dalton will be eligible for increases in such base salary during the Employment Period.

Additionally, Mr. Dalton will be eligible for bonus consideration annually at the sole discretion of the Board of Directors of the Registrant. The maximum annual bonus for which Mr. Dalton is eligible is an amount equal to his base salary.

Under the terms of the Agreement, Mr. Dalton will continue to be eligible to receive, at the sole discretion of the Compensation Committee of the Board of Directors of the Registrant, awards of restricted stock and stock options under the Registrant’s 1996 Stock Plan, as amended.

Pursuant to the Agreement, in the event Mr. Dalton’s employment is terminated by WUSA without cause, or due to a constructive discharge or due to a Change in Control (as defined in the Willbros Group, Inc. Severance Plan as Amended and Restated effective September 25, 2003 (as such may be further amended and/or extended, the “Severance Plan”), he will be entitled, among other things, to: (i) continue receiving his base salary during the remainder of the Employment Period, and (ii) the maximum available amount of his unearned bonuses for which he is eligible as if he had satisfied the performance goals, if any, for each of the uncompleted years remaining in the Employment Period at the time of termination. If Mr. Dalton voluntarily resigns or is terminated by WUSA for cause, he will receive, among other things, his base salary through the date of termination, but shall not be entitled to any cash bonuses for any years remaining in the Employment Period that have not yet ended as of the date of termination. If termination occurs by reason of Mr. Dalton’s disability or death, he or his beneficiaries, as the case may be, will receive, among other things, (i) his base salary through the date of termination by reason of disability or death, and (ii) the maximum amount available for a cash bonus for which he is eligible in the year of his termination or death as if he had satisfied the performance goals, if any, for such year (but not for later years during the Employment Period). In such cases, Mr. Dalton is also entitled to such benefits as are provided under the Severance Plan, if any; provided, however, that the value of any compensation and/or benefits payable under the Severance Plan shall not be duplicative of any amounts paid under the Agreement, and such amounts payable under the Severance Plan shall be offset against the value of any compensation or benefits payable to him under the Agreement, and vice versa.

Pursuant to the Agreement, during the Employment Period, Mr. Dalton will not compete with the businesses of the Registrant and its affiliates.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WILLBROS GROUP, INC.

Date: November 7, 2006	By:	/s/ Van A. Welch
Van A. Welch
Senior Vice President, Chief Financial Officer
and Treasurer

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